EXHIBIT 10.2

AGREEMENT CONCERNING DEVELOPMENT RIGHTS

THIS AGREEMENT CONCERNING DEVELOPMENT RIGHTS (this “Agreement”) is dated effective June 21, 2006, by and between BEHRINGER HARVARD OPERATING PARTNERSHIP I LP, a Texas limited partnership (“BHOP”) and BEHRINGER HARVARD HOLDINGS, LLC, a Delaware limited liability company (“BHH”).

RECITALS

A.            Harvard Property Trust, LLC, a Delaware limited liability company (“HPT”), as “Purchaser”, entered into that certain Purchase and Sale Agreement effective as of May 12, 2006 with DESTA ONE PARTNERSHIP, LTD., a Texas limited partnership, DESTA TWO PARTNERSHIP, LTD., a Texas limited partnership, and DESTA FIVE PARTNERSHIP, LTD., a Texas limited partnership, collectively referred to as “Seller,” covering certain property commonly known as The Terrace and located in Austin, Texas (as amended by that Amended and Restated First Amendment to Purchase and Sale Agreement effective as of May 23, 2006, the “Purchase Agreement”).

B.            Section 7.3.14 of the Purchase Agreement provides that the Buyer and Seller will enter into a Development Agreement relating to certain development rights for the remainder of The Terrace P.U.D. (“Development Rights”).

C.            The Development Rights arising out of the Purchase Agreement were assigned to BHH pursuant to that Assignment of Development Rights effective as of May 16, 2006.

D.            The Development Rights are governed by a Development Option Agreement effective as of June 21, 2006 between BHH, W&G Partnership, Ltd., Desta Three Partnership, Ltd., and Desta Six Partnership, Ltd. (the “Development Option Agreement”), which is incorporated into the Purchase Agreement as Exhibit O. W&G Partnership, Ltd., Desta Three Partnership, Ltd., and Desta Six Partnership, Ltd. are referred to in this Agreement as the “Desta Entities.”

E.             BHH desires to grant BHOP certain rights of first refusal relating to the Development Rights and BHOP desires to accept certain rights relating to the Development Rights as described below.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.             Recitals. The above recitals are confirmed by Behringer OP and BHH as being true and correct and they are incorporated herein by reference.

2.             Defined Terms. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Development Option Agreement. The following additional terms shall have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms thereof:

“Person” means an individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.

“Affiliate” means, with respect to any Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner and (vi) any fund whose general partner or managing member is controlled by BHH.

3.             Right of First Refusal. BHH and BHOP agree that, subject to the terms of this Agreement, BHOP shall have a right of refusal to exercise the rights of BHH arising out of Article II of the Development Option Agreement.

4.             Terms of Right of First Refusal upon Offer Notice from Desta Entities.

(a)           BHH will notify BHOP within one (1) business day following receipt of an Offer Notice given pursuant to Article IIb of the Development Option Agreement.

(b)           Within ten (10) business days following its receipt of such Offer Notice, BHOP shall notify BHH that BHOP desires to participate in development of the parcel of Development Land under the terms of the Offer Notice. In the event that BHOP gives notice of its intent to participate in the development described in the Offer Notice, then BHH shall assign its rights to invest in the development described in the Offer Notice to BHOP.

(c)           Should BHOP elect not to participate in the development of a parcel of Development Land or should BHOP fail to give BHH notice of its intent to participate in such development within ten (10) business days following receipt of the Offer Notice from BHH, the right of first refusal will terminate as to the entirety of the Development Land and BHH  shall be free (i) to participate in the development of the Development Land in accordance with the Development Option Agreement or (ii) to assign its rights to a BHH Affiliate.

(d)           Should BHH, or its assignee, exercise a development option pursuant to an Offer Notice during the term of this Agreement, BHH shall pay to BHOP a one-time sum of $25,000.

5.             Terms of Right of First Refusal upon Offer Notice from BHH.

(a)           In the event BHH determines that it desires to develop any parcel of the Development Land, BHH shall advise BHOP of its proposed project by presenting to BHOP the Harvard Offer Notice described in Article IIf of the Development Option Agreement.

(b)           Within ten (10) business days following its receipt of such Harvard Offer Notice, BHOP shall notify BHH that BHOP desires to participate in development of the parcel of Development Land under the terms of the Harvard Offer Notice. In the event that BHOP gives notice of its intent to participate in the development described in the Offer Notice, then BHH shall assign its rights to invest in the development described in the Harvard Offer Notice to BHOP.

(c)           Should BHOP elect not to participate in the development of a parcel of Development Land or should BHOP fail to give BHH notice of its intent to participate in such development within ten (10) business days following receipt of the Harvard Offer Notice, the right of first refusal will terminate as to the entirety of the Development Land and BHH shall be free (i) to participate in the development of the Development Land in accordance with the Development Option Agreement or (ii) to assign its rights to a BHH Affiliate.

(d)           Should BHH, or its assignee, proceed with the development of a portion of the Development Land pursuant to a Harvard Offer Notice during the term of this Agreement, BHH shall pay to BHOP a one-time sum of $25,000.

6.             Term. This Agreement and the rights and obligations of the parties hereunder shall terminate and expire on the earlier to occur of (i) termination pursuant to section 4(c) or 5(c) hereof or (ii) termination of the Development Option Agreement.

7.             Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the address set forth under the applicable party’s signature hereto (or at such other addresses as shall be specified by the parties by like notice). Notice so given shall be deemed (a) in the case of notice so given by mail, conclusively to have been delivered on the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission (with confirmation of receipt in the case of facsimile delivery) or, as the case may be, personal delivery.

8.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without resort to or consideration of its principles of the conflict of laws.

9.             Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

10.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party hereto and his, her or its respective heirs, personal representatives and permitted assigns.

11.           Severability. Should any Section or any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement and such invalid term, clause or provision shall be deemed to have been deleted from this Agreement. The parties hereto agree, however, to use all reasonable efforts to agree upon an amendment to this Agreement if a substantive provision is so affected to give effect to the intention of the parties as expressed herein to the maximum extent possible.

12.           Amendments. Any provision of this Agreement may be altered or amended only by the written agreement of the parties hereto. Any such alteration or amendment shall be binding upon all parties to this Agreement.

13.           Multiple Counterparts. This Agreement may be executed in any number of identical counterparts, each of which, for all purposes, shall be deemed an original, and all of which shall constitute, collectively, one Agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each party hereto execute the same counterpart, so long as identical counterparts are executed by the each party hereto.

14.           Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto, and supersedes and replaces any prior agreements, regarding the subject matter hereof.

[The next page is the signature page]

IN WITNESS WHEREOF, the parties hereto have set their hands to be effective as of the date first set forth above.

BHOP:

BEHRINGER HARVARD OPERATING PARTNERSHIP I LP,
a Texas limited partnership

	By:	Behringer Harvard REIT I, Inc.,
a Maryland corporation

		By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III,
Executive Vice President — Corporate
Development & Legal

Notice Address:
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: Gerald J. Reihsen, III

BHH:

BEHRINGER HARVARD HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal

Notice Address:
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: Gerald J. Reihsen, III